                                                                     Exhibit 9.2

                     FIRST AMENDMENT TO INVESTORS' AGREEMENT

      This First Amendment to Investor Agreement ("First Amendment") is entered into as of February 23, 1999, by and among the following:

      Communities Investor Corp., a Delaware corporation (the "CIC") and each of the stockholders of CIC identified as such on Schedule A hereto (each of whom is referred to individually as a "CIC Stockholder" and collectively as the "CIC Stockholders").

      Communities Investor Limited Partnership, a Delaware limited partnership ("CILP") and each of the limited partners of CILP identified as such on Schedule A hereto (each of whom is referred to individually as a "CILP Limited Partner" and collectively as the "CILP Limited Partners").

      Watermark Communities, Inc., formerly known as D & A Communities, Inc., a Delaware corporation ("Watermark") and each of the stockholders of Watermark identified as such on Schedule A hereto (each of whom is referred to individually as a "Watermark Stockholder" and collectively as the "Watermark Stockholders").

      BankBoston, N.A., as Agent and SFT II, Inc. (together with any successors and assigns, individually a "Lender" and collectively the "Lenders").

      References herein to the CIC Stockholders, the CILP Limited Partners, the Watermark Stockholders and the Lenders include their respective Permitted Transferees (as defined below).

                                    RECITALS:

      The parties entered into an Investors' Agreement dated November 30, 1998 under which they agreed among other things, to certain voting agreements, including the election of up to 7 directors for Watermark and to certain management controls, including a requirement that all subsidiaries of Watermark would have the same board of directors as Watermark.

      The parties now wish to provide for (i) the election of up to 9 directors and (ii) those certain subsidiaries which must have the same board of directors as Watermark and to make certain conforming changes.

      NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows.

1. Section 7.1 (a) is deleted and the following Section 7.1(a) is substituted therefor:

            "(a) A Watermark Board of not less than 5 members and not more than 9 members,"

2. Section 7.1(b)(vi) is deleted and the following Section 7.1(b)(vi) is substituted therefor:
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            "(vi) Up to four directors designated by a majority of the persons referred to in paragraphs (i) through (v) above, except as provided in
      Section 7.1(c).

3. Section 7.1(d) is deleted and the following Section 7.1(d) is substituted therefor:

            "(d) The composition of the board of directors of Newco's operating subsidiaries which are substantial corporate divisions or a substantial portion of Newco's business, including, but not limited to, Investors of WCI, Inc., Florida Design Communities, Inc. and Bay Colony-Gateway, Inc., (each such board, a 'Sub Board") shall be the same as that of the Newco Board. The decision of at least three of the holders of a majority of the Bishop Interests, CVC Interests, MacArthur Interest and the Management Interests shall control any question as to whether a Newco subsidiary is governed by this Section 7.1(d)."

4. Section 7.1)f) is deleted and the following Section 7.1(f) is substituted therefor:

            "(f) Any directors designated under Section 7.1(b)(i) through (v) or
      Section 7.1(c) shall be removed from the Newco Board, a Sub Board or any committee thereof (with or without cause) only at the written request of the Equity Owner or a majority of the Equity Owners which have the right to designate such director hereunder, but only upon such written request and under no other circumstances (in each applicable case, determined on the basis of a vote or consent of the relevant Equity Owners). Any director designated under Section 7.1(b)(vi) may be removed from the Newco Board, a Sub Board or any committee thereof (with or without cause) at any time upon the concurrence of at least three of the holders of a majority of the Bishop Interests, CVC Interests, MacArthur Interests and the Management Partners as described in Section 7.3, and the Equity Owners of Newco agree to vote all Interests in Newco to remove such directors."

5. Section 7.1(k) is added as follows:

            "(k) Each Equity Owner shall vote all Interests over which such Equity Owner has voting control, and shall take all other necessary or desirable actions within such Equity Owner's control and Newco shall take all necessary and desirable actions within its control so as (x) to fill any vacancy created in the directorship seat under Sections 7.1(b)(i) through (v) with a replacement designated in accordance with the applicable paragraph (i) through (v) and (y) to fill any vacancy created in a directorship seat under Section 7.1(b)(vi) with a successor to the extent designated by the appropriate directors thereunder.

6. Sections 7.3(k) and 7.3(l) are added as follows:

            "(k) Removal in accordance with Section 7.1 (f) of any director who was designated to serve under Section 7.1(b)(vi).

            (l) Election of any individual to a directorship seat referred to in
      Section 7.1(b)(vi) of this Agreement."


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7. Ratification. Except as amended by this First Amendment, the Investors'
Agreement is hereby ratified and confirmed and shall remain in full force and effect.

8. Counterparts. This Agreement may be executed in two (2) or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties.

9. Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

      IN WITNESS WHEREOF, each of the parties has executed this First Amendment, as of the date and year first above written.

                             COMMUNITIES INVESTOR CORP.,
                             a Delaware corporation


                             By:  /s/ Vivien Hastings
                                  ----------------------------------------------
                             Its: Vice President
                                  ----------------------------------------------


                             HARTSEL RANCH CORPORATION


                             By:  /s/ Joshua S. Mintz
                                  ----------------------------------------------
                             Its: President
                                  ----------------------------------------------


                             KAMEHAMEHA ACTIVITIES ASSOCIATION


                             By:  /s/ Wallace G. K. Chin
                                  ----------------------------------------------
                             Its: President
                                  ----------------------------------------------


                             CCT Partners II, L.P.

                             Natasha Partnership

                             63 BR Partnership

                             Jeanne Blasberg, as Trustee of Thomas F. McWilliams Flint Trust dated October 27, 1998

                             Alchemy L.P.

                             David F. Thomas


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

                             James A. Urry

                             John D. Weber

                             Noelle M. Cournoyer


                             By: /s/ Court Square Capital Limited,
                                 as Attorney-In-Fact

                                 /s/ Thomas F. McWilliams
                                 -----------------------------------------------


                             CITICORP VENTURE CAPITAL, LTD.


                             By:  /s/ Thomas F. McWilliams
                                  ----------------------------------------------
                             Its: Managing Director
                                  ----------------------------------------------


                             COMMUNITIES INVESTOR LIMITED PARTNERSHIP, a Delaware limited partnership

                             By:  COMMUNITIES INVESTOR CORP.
                             Its: General Partner

                                  By:  /s/ Vivien Hastings
                                       -----------------------------------------
                                  Its: Vice President
                                       -----------------------------------------


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

                             JOHN D. AND CATHERINE T. MACARTHUR
                             FOUNDATION


                             By:  /s/ [Lyn Hutton]
                                  ----------------------------------------------
                             Its: Vice President
                                  ----------------------------------------------


                             BANCBOSTON INVESTMENTS, INC.


                             By:
                                  ----------------------------------------------
                             Its:
                                  ----------------------------------------------


                             WATERMARK COMMUNITIES, INC. (formerly D & A
                             Communities, Inc.)

                             By:  /s/ Alfred Hoffman, Jr.
                                  ----------------------------------------------
                             Its: Chief Executive Officer
                                  ----------------------------------------------


                             /s/ Alfred Hoffman, Jr.
                             ---------------------------------------------------
                             Alfred Hoffman, Jr.


                             /s/ Don E. Ackerman
                             ---------------------------------------------------
                             Don E. Ackerman


                             /s/ Matthew Hoffman
                             ---------------------------------------------------
                             Matthew Hoffman


                             /s/ Elisabeth Hoffman
                             ---------------------------------------------------
                             Elisabeth Hoffman


                             /s/ Melissa Hoffman
                             ---------------------------------------------------
                             Melissa Hoffman


                             /s/ Elisabeth Hoffman
                             ---------------------------------------------------
                             Elisabeth Hoffman, as Personal Representative
                             of the Estate of Marcia Hoffman

                             /s/ Benno Schmidt
                             ---------------------------------------------------
                             Benno Schmidt, by Edward V. Ryan,
                             his Attorney-In-Fact


                             /s/ E. Leslie Peter
                             ---------------------------------------------------
                             E. Leslie Peter


                             Ackerman Family Limited Partnership, by its General Partner, Chandelle Ventures, Inc.


                             By: /s/ Don E. Ackerman
                             ---------------------------------------------------
                                 Don E. Ackerman, its President


                             /s/ Don E. Ackerman
                             ---------------------------------------------------
                             Don E. Ackerman, as Trustee of the Don E. Ackerman Trust U/T/A dated 12/14/96


                             SFT II, INC.



                             By: /s/ Jay Sugarman
                             ---------------------------------------------------
                             Its: President and Chief Executive Officer
                             ---------------------------------------------------



                             BANKBOSTON, N.A.


                             By:
                             ---------------------------------------------------
                             Its:
                             ---------------------------------------------------


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                                   SCHEDULE A

COMMUNITIES INVESTOR CORP.


CIC STOCKHOLDERS:

HARTSEL RANCH CORPORATION

KAMEHAMEHA ACTIVITIES ASSOCIATION

CCT PARTNERS II, L.P.

63 BR PARTNERSHIP

ALCHEMY L.P.

DAVID F. THOMAS

JAMES A. URRY

JOHN D. WEBER

NOELLE M. COURNOYER

CITICORP VENTURE CAPITAL, LTD.


COMMUNITIES INVESTOR LIMITED PARTNERSHIP


CILP LIMITED PARTNERS:

JOHN D. AND CATHERINE T. MACARTHUR
FOUNDATION

KAMEHAMEHA ACTIVITIES ASSOCIATION

CITICORP VENTURE CAPITAL LTD.

CCT PARTNERS II, L.P.

NATASHA PARTNERSHIP

JEANNE BLASBERG, AS TRUSTEE OF THE THOMAS F. MCWILLIAMS


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

FLINT TRUST DATED OCTOBER 27, 1998

DAVID F. THOMAS

JAMES A. URRY

JOHN D. WEBER

NOELLE M. COURNOYER

BANCBOSTON INVESTMENTS, INC.

ALFRED HOFFMAN, YR.

ACKERMAN FAMILY PARTNERSHIP

E. LESLIE PETER


WATERMARK COMMUNITIES, INC.


WATERMARK STOCKHOLDERS:

ALFRED HOFFMAN, JR.

DON E. ACKERMAN

DON E. ACKERMAN, AS TRUSTEE OF THE DON E. ACKERMAN
TRUST U/T/A DATED 12/14/16

MATTHEW HOFFMAN

ELISABETH HOFFMAN,

MELISSA HOFFMAN

ELISABETH HOFFMAN, AS PERSON REPRESENTATIVE OF THE
ESTATE OF MARCIA HOFFMAN

BENNO SCHMIDT

E. LESLIE PETER

COMMUNITIES INVESTOR LIMITED PARTNERSHIP


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